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                                                                      EXHIBIT 99


[LOGO OF DUSA]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA Pharmaceuticals, Inc.(R)
For Release at 8:00 a.m.

          DUSA PHARMACEUTICALS SUES PHYSICIANS FOR INFRINGEMENT OF ITS
                    LEVULAN(R) PHOTODYNAMIC THERAPY PATENTS

   Suits Charge Use of Compounded ALA for PDT Infringes DUSA's Patent Rights

WILMINGTON, MA (November 21, 2005) - DUSA Pharmaceuticals, Inc. (R) (NASDAQ NMS:
DUSA) announced today it has filed lawsuits against physicians in California, Florida, and Tennessee to prevent their continued use of versions of its Levulan(R) brand of aminolevulinic acid HCl (ALA) produced by compounding pharmacies, for use in the company's patented photodynamic therapy (PDT) treatment for actinic keratosis, basal cell carcinoma, acne and other dermatological conditions.

The suits allege that ALA obtained from sources other that DUSA Pharmaceuticals is being used by physicians for patient treatments that are covered under patents exclusively licensed by DUSA, resulting in direct infringement of these patent(s). Additionally, some doctors are also being sued for misuse of DUSA's trademarks and for violations of the Latham Act for using the Levulan(R) brand name on their web sites and promotional materials, but performing patient treatments with ALA obtained from other sources.

"DUSA has worked diligently to develop and obtain U.S. Food and Drug Administration (FDA) marketing approval for Levulan(R)," said Robert Doman, DUSA's President and Chief Operating Officer. "As an FDA approved manufacturer of drugs and medical devices, DUSA must meet the FDA's high standards for safety, efficacy, potency, stability, and purity for our products. Unlike compounded ALA, which has not been approved for marketing by the FDA, our products have undergone years of extensive and expensive clinical testing and evaluation to reach the dermatology marketplace. Our state-of-the-art manufacturing facility has also been built and maintained to FDA standards."

In 2004 and in early 2005, DUSA sued two compounding pharmacies, The Cosmetic Pharmacy of Tucson, AZ, and the New England Compounding Center in Framingham, MA, for violations of U.S. patent law. The Cosmetic Pharmacy presented no defense against the suit so a default judgment was entered by the court in DUSA's favor. The court also took the unusual step of awarding attorney fees to DUSA. The suit against the New England Compounding Center is still pending.
The lawsuits allege that these compounding pharmacies were promoting their compounded ALA for use in DUSA's patented therapies and were therefore inducing physicians to infringe DUSA's patents.

Doman continued, "Use of compounded ALA for our patented therapies is a violation of DUSA's intellectual property rights. Because DUSA's patents cover uses of ALA, compounding pharmacies are putting physicians at legal risk by offering it for sale and encouraging its use. While we will continue to value and protect the longstanding relationships that we have made with the dermatology community and with our loyal
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doctors who use DUSA's proprietary Levulan(R), as a business, DUSA must protect its investment in its products and enforce its intellectual property rights against those physicians who use compounded ALA."

About DUSA Pharmaceuticals

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications, with its primary focus in dermatology. PDT and PD utilize light-activated compounds such as Levulan(R) to induce a therapeutic or detection effect. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the company's expectations regarding its relationships. Furthermore, the factors that may cause differing results include the uncertainties of litigation, sufficient funding, maintenance of our patent portfolio and other risks identified in DUSA's SEC filings from time to time.

For further information contact:
Bob Doman, President & COO
Scott Lundahl, Vice President, Intellectual Property & Regulatory Affairs
Tel: 978.657.7500
or Shari Lovell, Director, Shareholder Services
Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com